Exhibit 10.1

PURCHASE AND SALE AGREEMENT

AND ESCROW INSTRUCTIONS

BY AND BETWEEN

SELLER:

MILLS ROAD, LLC, a Georgia limited liability company

BUYER:

Plymouth Industrial REIT, Inc.,

a Maryland corporation.

Dated as of: July 21, 2014

PURCHASE AND SALE AGREEMENT and escrow instructions

Buyer and Seller hereby enter into this Purchase and Sale Agreement and Escrow Instructions (this “Agreement”) as of the Effective Date. In consideration of the mutual covenants set forth herein, Seller agrees to sell, convey, assign and transfer the Property to Buyer, and Buyer agrees to buy the Property from Seller, on the terms and conditions set forth in this Agreement.

1.      DEFINED TERMS. The terms listed below shall have the following meanings throughout this Agreement:

Approvals:	All permits, licenses, franchises, certifications, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities for the ownership, operation, use and occupancy of the Property or any part thereof, excluding applications for development approvals that have been denied.
Business Day:	Any day that is not a Saturday or Sunday or a legal holiday in the state in which the Real Property is located.
Broker:	Douglas C. Launius
3501 Cherry Lane
Austin, TX 78703
License # 318388

Buyer:	Plymouth Industrial REIT, Inc., a Maryland corporation.
Buyer’s Address:	Plymouth Industrial REIT, Inc.
260 Franklin Street – 19th Floor
Boston, MA 02109
Attn: Pendleton White, Jr.
Email: pen.white@plymouthrei.com

With a copy to:

Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Kevin P. Joyce, Esq.
Jeffrey L. Vigliotti, Esq.
Email: KJoyce@brownrudnick.com
jvigliotti@brownrudnick.com
Closing:	The consummation of the sale and purchase of the Property, as described in Section 8 below.
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Closing Date:	The date which is the later to occur of (a) fourteen (14) days following the public offering made by Buyer (or its assignee or designated affiliate), or (b) September 1, 2014 (the earlier of (a) and (b), the “Scheduled Closing Date”), subject, however, to extension or acceleration pursuant to Section 8(d).
Contingency Period:	The period commencing on the Effective Date and expiring at 5:00 p.m. (Eastern) on the date which is thirty (30) days (the “Scheduled Contingency Expiration Date”) thereafter, subject, however, to extension pursuant to Section 4.
Deposit:	One Hundred Thousand and 00/100 Dollars ($100,000.00) (the “Initial Deposit”) together with any increase to the same if Buyer deposits the additional sum of Thirty Thousand and 00/100 ($30,000.00) (“Extension Deposit”) with Escrow Holder pursuant to and subject to the terms of this Agreement.
Domain Rights:	All rights, control and ownership of the Websites, and all intellectual property rights and interests relating thereto or arising therefrom.
Effective Date:	July 21, 2014
Escrow Holder:	Commonwealth Land Title Insurance Company, a division of Fidelity National Financial

Escrow Holder’s Address:	265 Franklin Street, 8th Floor
Boston, MA 02110
Attention: Robert J. Capozzi, Esq.
Email: Robert.capozzi@fnf.com

Exhibits:	Exhibit A – Legal Description of the Land
Exhibit B – Documents
Exhibit C – Tenant Estoppel
Exhibit D – Deed
Exhibit E – Bill of Sale
Exhibit F – Assignment of Leases
Exhibit G – Assignment of Contracts
Exhibit H – FIRPTA Affidavit
Exhibit I – Audit Letter
Exhibit J – Seller's Closing Certificate
Exhibit K – Existing Contracts
Exhibit L – Shaw/Chicago Bridge and Iron Co. Lease Information
Exhibit M – Disclosures
Exhibit N – Roof Repair Contract

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Existing Contracts:	All written brokerage (other than the brokerage agreement regarding the sale of the Property to Buyer), service, maintenance, operating, repair, supply, purchase, consulting, professional service, advertising and other contracts to which Seller, or its agents, representatives, employees or predecessors-in-interest is a party, relating to the operation or management of the Property (but excluding insurance contracts and any recorded documents evidencing the Permitted Exceptions).
Improvements:	All buildings and other improvements owned by Seller located on or affixed to the Land, including, without limitation, the existing building containing approximately 475,000 rentable square feet (the “Building”) and the existing parking lots, together with all mechanical systems (including without limitation, all heating, air conditioning and ventilating systems and overhead doors), electrical equipment, facilities, equipment, conduits, motors, appliances, boiler pressure systems and equipment, air compressors, air lines, gas-fixed unit heaters, baseboard heating systems, water heaters and water coolers, plumbing fixtures, lighting systems (including all fluorescent and mercury vapor fixtures), transformers, switches, furnaces, bus ducts, controls, risers, facilities, installations and sprinkling systems to provide fire protection, security, heat, air conditioning, ventilation, exhaust, electrical power, light, telephone, storm drainage, gas, plumbing, refrigeration, sewer and water thereto, all internet exchange facilities, telecommunications networks and facilities base IP, conduits, fiber optic cables, all cable television fixtures and antenna, elevators, escalators, incinerators, disposals, rest room fixtures and other fixtures, equipment, motors and machinery located in or upon the Building, and other improvements now or hereafter on the Land.
Intangible Property:	All intangible property now or on the Closing Date owned by Seller in connection with the Real Property or the Personal Property including without limitation all of Seller’s right, title and interest in and to all environmental reports, soil reports, utility arrangements (except as expressly set forth herein), warranties, guaranties, indemnities, claims, licenses, applications, permits, governmental approvals, plans, drawings, specifications, surveys, maps, engineering reports and other technical descriptions, books and records, licenses, authorizations, applications, permits and all other Approvals, Domain Rights, Websites, insurance proceeds and condemnation awards, Seller’s right, title and interest in all Approved Contracts relating to the Real Property or the Personal Property, or any part thereof (but not Seller’s obligations under any Rejected Contracts (as hereinafter defined)), and all other intangible rights used in connection with or relating to the Real Property or the Personal Property or any part thereof.
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Land:	That certain approximately 20.33 acres of land, located in the City of Waynesboro, Burke County, Georgia, more particularly described in Exhibit A hereto, together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and all rights of Seller in and to any strips and gores, alleys, passages or other rights-of-way.
Leases:	The leases and/or licenses of space in the Property in effect on the date hereof as listed on Exhibit L, together with leases of space in the Property entered into after the date hereof in accordance with the terms of this Agreement, together with all amendments and guaranties thereof.
Lender:	Cantor Commercial Real Estate Lending, L.P.
Loan:	The existing loan made by Lender to Seller in the original principal amount of Six Million Three Hundred Fifty Thousand and 00/100 Dollars ($6,350,000.00).
Loan Assumption:	The Buyer’s assumption and/or modification of the Loan and the Loan Documents in accordance with the terms of the Loan Documents.
Loan Assumption Documents:	Any and all documents, instruments, certificates, opinions and items required under the Loan Agreement or otherwise required in connection with the Loan Assumption, in each case, originally-executed and/or in recordable form to the extent applicable.
Loan Assumption Fees:	The costs and fees payable in connection with the Loan Assumption or the request for approval of the Loan Assumption (including, without limitation, transfer fees, assumption fees, lenders’ attorney’s fees and costs, rating agency fees, search fees, inspection fees, application fees, closing fees, processing fees and taxes, intangible taxes, mortgage taxes (including documentary stamp taxes) and other amounts, but specifically excluding Seller’s and Buyer’s attorneys’ fees).
Loan Documents:	The documents, instruments and agreements executed to evidence or secure the Loan.
Permitted Exceptions:	All of the following: applicable zoning and building ordinances and land use regulations for which there is no violation, the lien of taxes and assessments not yet delinquent, any exclusions from coverage set forth in the jacket of any Owner's Policy of Title Insurance, any exceptions caused by Buyer, its agents, representatives or employees, the rights of the tenants, as tenants only, under the Leases, public utility easements of record without encroachment by any of the Improvements, and any matters deemed to constitute Permitted Exceptions under Section 5(d) hereof.
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Personal Property:	Any and all personal property owned by Seller (if any) and located on the Real Property.
Property:	The Real Property, the Personal Property, the Approved Contracts (as defined in Section 4), the Leases and the Intangible Property.
Purchase Price:	Twelve Million and No/100 Dollars ($12,000,000.00).
Real Property:	The Land and the Improvements.
Seller:	Mills Road, LLC
Seller’s Address:	Mills Road, LLC
Attn: Brad Hoecker
20 Larned Road
Summit, NJ 07901
Email: bjh@juniperfunds.com

With a copy to:
C. E. Dickenson, Jr
1925 Marietta Hwy, 2nd Floor
Canton, GA 30114
Email: chuck@CDICKENSONLAW.COM

Tenant Inducement Costs:	All third-party payments, costs and expenses required to be paid or provided by Seller, as landlord, pursuant to a Lease which is in the nature of a tenant inducement, including tenant improvement costs, tenant allowances, building lease buyout costs, landlord's work costs, brokerage commissions, reimbursement of tenant moving expenses and other out-of-pocket costs.
Title Company:	Commonwealth Land Title Insurance Company, a division of
Fidelity National Title
265 Franklin Street, 8th Floor
Boston, MA 02110
Attention: Robert J. Capozzi, Esq.
Email: Robert.capozzi@fnf.com
Websites:	All domain names, web addresses and websites in which Seller has an interest relating to the Property or any portion thereof, including, but not limited to, any other name given to the Property.

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2.      DEPOSIT AND PAYMENT OF PURCHASE PRICE; INDEPENDENT CONSIDERATION. Unless this Agreement terminates prior to the expiration of the Contingency Period, within five (5) Business Days after the expiration of the Contingency Period, Buyer shall deposit the Initial Deposit with Escrow Holder, at Escrow Holder’s office, by check or by wire transfer, funds in the amount of the Initial Deposit as a deposit on account of the Purchase Price. Immediately upon Escrow Holder’s receipt of the Initial Deposit (and, if applicable, the Extension Deposit), Escrow Holder shall place the same in a single interest-bearing account reasonably acceptable to Buyer. The Deposit shall be deemed to include any interest accrued thereon. The Deposit (as and when paid to Escrow Holder) shall be held by Escrow Holder in accordance with this Agreement, and, if applicable, in accordance with Escrow Holder's standard form of escrow agreement which Buyer and Seller agree to execute in addition to this Agreement.

If the transactions contemplated hereby close as provided herein, the Deposit shall be paid to Seller and shall be credited toward the Purchase Price, and Buyer shall pay through escrow to Seller the balance of the Purchase Price net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement. If this Agreement is terminated pursuant to the terms hereof or if the transactions do not close, the Deposit shall be returned to Buyer or delivered to Seller as otherwise specified in this Agreement.

Notwithstanding anything in this Agreement to the contrary, One Hundred and No/100 Dollars ($100.00) of the Deposit is delivered to the Escrow Holder for delivery by the Escrow Holder to Seller as “Independent Contract Consideration”, and the Deposit is reduced by the amount of the Independent Contract Consideration so delivered to Seller, which amount has been bargained for and agreed to as consideration for Seller’s execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall not be applied to the Purchase Price.

3.      DELIVERY OF MATERIALS FOR REVIEW. On or before the date which is five (5) days after the Effective Date, Seller shall deliver to Buyer at Buyer’s address set forth in Section 1 above, the materials listed on Exhibit B (collectively, the “Documents”) for Buyer's review, to the extent the same are in Seller's possession. In the alternative, at Seller’s option and within the foregoing five (5) day period, Seller may make the Documents available to Buyer on a secure web site, and in such event, Buyer agrees that any item to be delivered by Seller under this Agreement shall be deemed delivered to the extent available to Buyer on such secured web site. Without limitation on the foregoing, Seller shall make any other documents, files and information reasonably requested by Buyer concerning the Property and which are in Seller’s possession or control available for Buyer’s inspection at Seller’s general offices or such other location as shall be mutually convenient to the parties.

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4.      CONTINGENCIES. Buyer’s obligation under this Agreement to purchase the Property and consummate the transactions contemplated hereby is subject to and conditioned upon, among other things, the satisfaction or waiver by Buyer, in its sole and absolute discretion and in the manner hereinafter provided, of each of the contingencies (individually, a “Contingency”, and collectively, the “Contingencies”) set forth in this Section 4 in each case within the Contingency Period.

(a)      Property Review. Beginning on the Effective Date and continuing until the expiration of the Contingency Period, Seller shall have given Buyer an opportunity to conduct its due diligence review, investigation and analysis of the Property (the “Due Diligence Review”) independently or through agents of Buyer's own choosing, and Buyer shall have completed and shall be satisfied, in Buyer’s sole and absolute discretion, with Buyer’s Due Diligence Review, which may include, but shall not necessarily be limited to, Buyer’s review, investigation and analysis of: (i) all of the Documents; (ii) the physical condition of the Property; (iii) the adequacy and availability at reasonable prices of all necessary utilities, including, without limitation, the services necessary to operate the Improvements for Buyer’s intended use of the Property; (iv) the adequacy and suitability of applicable zoning and Approvals; (v) the Leases and the obligations from and to the tenants thereunder; (vi) market feasibility studies; and (vii) such tests and inspections of the Property as Buyer may deem necessary or desirable.

(b)      Environmental Audit. On or before the expiration of the Contingency Period, Buyer shall have completed to the satisfaction of Buyer, in its sole and absolute discretion, and at its sole cost and expense, an environmental audit and assessment of the Real Property (the “Environmental Audit”), including but not limited to the performance of such tests and inspections as Buyer may deem necessary or desirable, subject to the terms and provisions hereof, in order to determine the presence or absence of any Hazardous Materials (as defined in Section 12(i) hereof).

(c)      Tenant Estoppel. On or before the expiration of the Contingency Period, Buyer shall have received an estoppel certificate substantially in the form attached hereto as Exhibit C (the “Tenant Estoppel”), executed by Shaw/Chicago Bridge and Iron Co. under the relevant Lease with respect to the status of such Lease, rent payments, tenant improvements, lease defaults and other matters relating to such Lease, and disclosing no defaults, disputes or other matters objectionable to Buyer in its sole and absolute discretion.

(d)      Board Approval. On or before the expiration of the Contingency Period, Buyer shall have obtained approval for the transaction contemplated by this Agreement from its Board of Directors (“Board Approval”).

(e)      Lender Approval. On or before the expiration of the Contingency Period, Buyer shall have obtained (a) the Lender’s approval of the Loan Assumption on terms acceptable to Buyer in Buyer’s sole and absolute discretion and (b) Lender shall have provided to Buyer such estoppel information with respect to the Loan Assumption as Buyer shall have reasonably requested.

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(f)      Roof Repair Contract.       Seller agrees to undertake prior to Closing at its sole cost and expense the work described in the attached contract scope of services attached hereto as Exhibit N (the “Roof Repair Contract”). Seller further agrees that the work shall be complete and lien free prior to Closing, and that any warranty provided by the contractor shall be transferable and will be transferred to Buyer at Closing at no cost to Buyer.

The foregoing Due Diligence Review, Environmental Audit, Tenant Estoppel, Board Approval and Lender Approval Contingencies are solely for Buyer’s benefit and only Buyer may determine such Contingencies to be satisfied or waived in writing. Buyer shall have the Contingency Period in which to satisfy or waive such Contingencies by delivering written notice to Seller with a copy to Escrow Holder. A Contingency shall be deemed not to have been satisfied or waived by Buyer unless prior to the expiration of the Contingency Period, Buyer shall deliver to Seller a written notice to such effect (each such notice being herein referred to as an “Approval Notice”).

If (a) Lender has not approved the Loan Assumption on or before the expiration of the Contingency Period and/or (b) at any time during the Contingency Period, Buyer determines in its sole and absolute discretion that a Phase II Environmental Site Assessment is necessary to determine whether the Contingencies have been satisfied, then, in any such event, Buyer shall have the right to extend the Contingency Period for an additional thirty (30) days so that the Contingency Period will expire at 5:00 p.m. (Eastern) on the date which is sixty (60) days after the Effective Date. Buyer may exercise this extension right by delivering written notice to Seller on or before 5:00 p.m. (Eastern) on the Scheduled Contingency Expiration Date.

If Buyer provides an Approval Notice for each of the Contingencies, then the Contingencies shall be deemed satisfied or waived and the parties shall, subject to the satisfaction of all other terms and conditions applicable to the respective parties’ obligations hereunder, be obligated to proceed to Closing. If Buyer does not provide an Approval Notice with respect to any or all of the Contingencies during the Contingency Period, then such Contingency(ies) shall be deemed not satisfied or waived, and this Agreement shall automatically terminate and be of no further force and effect at the end of the Contingency Period without the further action of either party. During the Contingency Period Buyer may elect not to purchase the Property for any reason or for no reason whatsoever, all in Buyer's sole and absolute discretion. Upon any such termination, Escrow Holder shall return the Deposit (if any) to Buyer and, except for those provisions of this Agreement which expressly survive the termination of this Agreement, the parties hereto shall have no further obligations hereunder.

With respect to the Existing Contracts only, prior to the expiration of the Contingency Period, Buyer may furnish Seller with a written notice of the contracts and agreements (the “Approved Contracts”) which Buyer has elected to assume at the Closing. All Existing Contracts not included in any such notice shall be excluded from the Property to be conveyed to Buyer, and are herein respectively referred to as the “Rejected Contracts”, and, if Buyer fails to deliver such notice, all Existing Contracts shall be deemed Rejected Contracts. Seller shall at Seller’s sole cost and expense terminate on or before the Closing Date all Rejected Contracts and shall deliver to Buyer evidence reasonably satisfactory to Buyer of Seller’s termination on or prior to Closing of all Rejected Contracts. Notwithstanding anything contained herein to the contrary, Seller agrees to cause any existing property management agreements and any leasing listing agreements to be terminated effective as of the Closing Date and Seller shall be solely responsible for any fees or payments due thereunder.

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5.      TITLE COMMITMENT; SURVEY; SEARCHES. Buyer’s obligation to purchase the Property and to consummate the transactions contemplated hereby shall also be subject to and conditioned upon Buyer’s having approved the condition of title to the Property and a survey of the Real Property in the manner provided for in this Section 5.

(a)      Title Commitment. On or before the date which is ten (10) days after the Effective Date, Seller shall cause the Title Company to deliver a commitment (the “Title Commitment”) to Buyer for the Title Policy (as defined in Section 6 hereof), issued by the Title Company showing Seller as the owner of good and indefeasible fee simple title to the Real Property, together with legible copies of all documents (“Exception Documents”) referred to in Schedule B of the Title Commitment.

(b)      Survey. On or before the date which is five (5) days after the Effective Date, Seller shall deliver Seller’s existing ALTA/ACSM survey of the Real Property to Buyer, and Seller shall cooperate with Buyer to obtain, at Buyer's sole cost and expense, an update of Seller’s existing survey from a surveyor licensed in the State of Georgia, which shall be certified to Buyer, Title Company and Buyer’s lender (if applicable) with a certification in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA and NSPS in 2011 and including items 1, 2, 3, 4, 6(a), 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 11(b), 13, 14, 16, 17, 18, 20 and 21 ($1,000,000.00 minimum) of Table A (the “Survey”).

(c)      Searches. Buyer may obtain, at its sole cost and expense, current UCC, tax lien and judgment searches with respect to Seller liens, security interests and adverse claims affecting the Seller’s interest in the Real Property and/or the Personal Property (collectively, “Searches”).

(d)      Permitted/Unpermitted Exceptions. Buyer shall have the right, up until on or before seven (7) days before the end of the Contingency Period, to object in writing (“Buyer’s Exception Notice”) to any title matters that are not Permitted Exceptions which are disclosed in the Title Commitment or Survey (herein collectively called “Liens”). Unless Buyer shall timely object to the Liens, such Liens shall be deemed to constitute additional Permitted Exceptions. Any exceptions which are timely objected to by Buyer shall be herein collectively called the “Title Objections.” If, on or before two (2) Business Days before the end of the Contingency Period, Seller fails to cause or covenant to Buyer in writing to remove or endorse over any Title Objections prior to the Closing in a manner satisfactory to Buyer in its sole and absolute discretion (Seller having no obligation to agree to cure or correct any such Title Objections), Buyer may elect, prior to the expiration of the Contingency Period to either (a) terminate this Agreement by giving written notice to Seller and Escrow Holder or by failing to deliver the Approval Notice in accordance with Section 4, in either of which event the Deposit shall be paid to Buyer and, thereafter, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, or (b) waive such Title Objections, in which event such Title Objections shall be deemed additional “Permitted Exceptions” and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price. Buyer shall have the right to amend Buyer’s Exception Notice (“Buyer’s Amended Exception Notice”) to object to any title matters that are not Permitted Exceptions which are disclosed in any supplemental reports or updates to the Title

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Commitment or Survey delivered to Buyer after the end of the Contingency Period (which title matters were not reflected in the Title Commitment or Survey provided to Buyer prior to the end of the Contingency Period) provided that Buyer objects to the same within five (5) days after Buyer’s receipt of the applicable supplemental reports or updates to the Title Commitment or Survey but in no event after Closing. If Seller fails to take the action requested by Buyer in Buyer’s Amended Exception Notice, Buyer may elect prior to Closing to proceed under either clause (a) or (b) of the sentence which precedes the immediately preceding sentence. Notwithstanding anything to the contrary contained in this Agreement, any Lien which is a financial encumbrance such as a mortgage, deed of trust, or other debt security, attachment, judgment, lien for delinquent real estate taxes and delinquent assessments, mechanic’s or materialmen’s lien, which is outstanding against the Property, or any part thereof, that is revealed or disclosed by the Title Commitment or any updates thereto and/or the Searches (herein such matters are referred to as “Financial Encumbrances”) shall in no event be deemed a Permitted Exception unless same is to be assumed by Buyer, and Seller hereby covenants to remove all Financial Encumbrances not to be assumed by Buyer and to which it is a party on or before the Closing Date.

(e)      Approved Title and Survey. The condition of title as approved by Buyer in accordance with this Section 5 is referred to herein as the “Approved Title” and the Survey as approved by Buyer in accordance with this Section 5 is referred to herein as the “Approved Survey”.

6.      DEED; TITLE POLICY. Seller shall convey the Real Property to Buyer by a special warranty deed substantially in the form of Exhibit D attached hereto (the “Deed”). As a condition to Buyer’s obligation to consummate the purchase of the Property and other transactions contemplated hereby, as of Closing the Title Company shall be unconditionally committed to issue to Buyer an ALTA extended coverage Owner’s Policy of Title Insurance in the amount of the Purchase Price, dated effective as of the date the Deed is recorded and insuring Buyer (or its nominee or assignee, if applicable) as the owner of good and indefeasible fee simple title to the Real Property, free from all Financial Encumbrances (unless assumed by Buyer) and subject to no exceptions other than Permitted Exceptions, together with such endorsements as required by Buyer in the Buyer's Exception Notice, all in form and substance satisfactory to Buyer in its sole discretion (the “Title Policy”). Buyer shall be entitled to request that the Title Company provide such endorsements (or amendments) to the Title Policy as Buyer may require, provided that (a) such endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, Seller except to the extent agreed to in writing by Seller and (b) Buyer's obligations under this Agreement shall not be conditioned upon Buyer's ability to obtain such endorsements except to the extent the Title Company commits to their issuance prior to the expiration of the Contingency Period. Seller shall deliver to the Title Company reasonable and customary instruments, documents, payments, indemnities, releases, evidence of authority and agreements relating to the issuance of the Title Policy based upon the requirements of Schedule B of the Title Commitment applicable to Seller, including without limitation a no lien, gap and possession affidavit in a form reasonably acceptable to the Title Company (collectively, the “Owner’s Affidavit”).

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7.      PRORATIONS. The following prorations shall be made between Seller and Buyer on the Closing Date, computed with income and expenses for the Closing Date itself being allocated to Buyer:

(a)      Rents Payable Under Leases. The word “Rents” as used herein shall be deemed to include, without limitation, (i) fixed monthly rents and other fixed charges payable by the tenants under the Leases, (ii), any amounts payable by the tenants by reason of provisions of the Leases relating to escalations and pass-throughs of operating expenses and taxes, and adjustments for increases in the Consumer Price Index and the like, (iii) any percentage rents payable by the tenants under the Leases, if any, and (iv) rents or other charges payable by the tenants under the Leases for services of any kind provided to them (including, without limitation, making of repairs and improvements, the furnishing of heat, electricity, gas, water, other utilities and air-conditioning) for which a separate charge is made.

      Seller shall collect and retain all Rents due and payable prior to the Closing and Buyer shall receive a credit for all such collected Rents allocable to the period from and after the Closing Date, in each case, to the extent such Rents are actually received by Seller prior to the Closing Date. Rents collected subsequent to the Closing Date, net of costs of collection, if any, shall first be applied to such tenant’s current Rent obligations and then to past due amounts in the reverse order in which they were due. Subject to the foregoing, any such Rents collected by Buyer shall, to the extent properly allocable to periods prior to the Closing, be paid, promptly after receipt, to the Seller and any portion thereof properly allocable to periods from and after the Closing Date shall be retained by Buyer. The term “costs of collection” shall mean and include reasonable attorneys’ fees and other reasonable out-of-pocket costs incurred in collecting any Rents.

      Seller shall not be permitted after the Closing Date to institute proceedings against any tenant to collect any past due Rents for periods prior to the Closing Date; provided that Buyer agrees for six (6) months after Closing to bill tenants for such Rents and provided further that in no event shall Buyer be obligated to terminate a Lease or dispossess a tenant after Closing for failure to pay such Rents. If any past due Rents are not collected from the tenants owing such delinquent amounts, Buyer shall not be liable to Seller for any such amounts.

      Any advance or prepaid rental payments or deposits paid by tenants prior to the Closing Date and applicable to the period of time subsequent to the Closing Date and any security deposits or other amounts paid by tenants, together with any interest on both thereof to the extent such interest is due to tenants shall be credited to Buyer on the Closing Date. Except in the ordinary course of business, Seller shall not apply any security deposits between the Effective Date and Closing.

      Any Tenant Inducements Costs payable to tenants under Leases shall either (a) be paid in full by Seller at or prior to Closing or (b) be credited to Buyer at Closing.

      No credit shall be given either party for accrued and unpaid Rent or any other non-current sums due from the tenants until said sums are paid.

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(b)      Rent Adjustments. Pending final adjustments and prorations, as provided in Section 7(a) above, to the extent that any additional rent, adjustment rent or escalation payments, if any, including, without limitation, estimated payments for Taxes (as defined below), insurance, utilities (to the extent not paid directly by tenants), common area maintenance and other operating costs and expenses (collectively, “Operating Costs”) in connection with the ownership, operation, maintenance and management of the Real Property, are paid by tenants to the landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Operating Costs to estimated payments is required to be performed at the end of a reconciliation period, Buyer and Seller shall make an adjustment at Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Operating Costs to the estimated payments at and as of Closing. If, as of Closing, Seller has received additional rent, adjustment rent or escalation payments in excess of the amount that tenants will be required to pay, based on the actual Operating Costs as of Closing, Buyer shall receive a credit in the amount of such excess. If, as of Closing, Seller has received additional rent, adjustment rent or escalation payments that are less than the amount that tenants would be required to pay based on the actual Operating Costs as of Closing, Seller shall receive the same from Buyer following Closing but only after Buyer collects the same from the applicable tenants. Operating Costs that are not payable by tenants either directly or reimbursable under the Leases shall be prorated between Seller and Buyer and shall be reasonably estimated by the parties if final bills are not available.

(c)      Taxes and Assessments. Real estate taxes and special assessments, if any, assessed against the Property (“Taxes”) for the tax year in which the Closing occurs (the “Closing Tax Year”) shall be prorated as follows: Buyer shall receive a credit for Taxes not paid for the Closing Tax Year prorated based on the number of days of Seller's ownership of the Property in the Closing Tax Year through the day immediately preceding the Closing Date, all as and to the extent that Seller has not yet paid the relevant bill therefor; and Seller shall receive a credit for Taxes paid by or on behalf of Seller in the Closing Tax Year to the relevant taxing authority prior to Closing, prorated based on the period of Buyer's ownership of the Property in the Closing Tax Year. If bills for Taxes payable in the Closing Tax Year are unavailable on the Closing Date, the taxes will be pro-rated based upon 105% of the tax applicable for the previous tax period. Subject to reconciliation as provided in Section 7(b) above, below, Seller shall retain all amounts paid or payable by tenants under the Leases on account of Taxes for the period prior to Closing, and Buyer shall be entitled to amounts paid by tenants under the Leases on account of Taxes for the period after Closing.

(d)      Utilities. Charges attributable to the Property for utilities and fuel, including, without limitation, steam, water, electricity, gas and oil, except to the extent paid directly by the tenants, shall be prorated as of the Closing Date.

(e)      Other Prorations. Charges payable under the Approved Contracts assigned to Buyer pursuant to this Agreement shall be prorated as of the Closing Date. Buyer shall also receive a credit equal to any past due payments (including interest or penalties due) from Seller to any of the other parties to the Approved Contracts.

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Principal and interest payments and other amounts payable under the Loan shall be prorated as of the Closing. At Closing, Seller shall assign to Buyer all of Seller’s right to all escrow balances or reserves, if any, maintained by the Lender in connection with the Loan, and Seller shall receive a credit from Buyer in the amount of such escrow balances or reserves, subject to confirmation from Lender.

Seller and Buyer agree that (1) none of the insurance policies relating to the Property will be assigned to Buyer (and Seller shall pay any cancellation fees resulting from the termination of such policies), and (2) no employees of Seller performing services at the Property shall be employed by Buyer; provided, however, that Buyer may elect, in its sole and absolute discretion, to assume the existing insurance policies by delivering written notice to Seller of such election on or before expiration of the Contingency Period. Accordingly, (1) there will be no prorations for payroll, and Seller shall be liable for all payroll expenses in connection with the foregoing and (2) unless Buyer elects to assume the existing insurance policies, there will be no prorations for insurance premiums, and Seller shall be liable for all premiums in connection with the foregoing. If Buyer elects to assume the existing insurance policies, premiums payable under the insurance policies assumed to Buyer shall be prorated as of the Closing Date.

If Seller has made any deposit with any utility company or local authority in connection with services to be provided to the Property, such deposits shall, if Buyer so requests and if assignable, be assigned to Buyer at the Closing and Seller shall receive a credit equal to the amounts so assigned. Seller shall cooperate with Buyer to transfer all utility services to Buyer at Closing.

In no event shall any costs of the operation or maintenance of the Property applicable to the period prior to the Closing be borne by Buyer.

Buyer shall be responsible for all Tenant Inducement Costs for or related to all new Leases (i.e., including, without limitation, any amendment to an existing Lease) signed after the Effective Date with Buyer's prior written consent pursuant to Section 14(c). Seller shall have no responsibility, whatsoever, with respect to any Tenant Inducement Costs for which Buyer is expressly responsible under this paragraph (and to the extent Seller has paid, or is otherwise responsible for, any such Tenant Inducement Costs described in this paragraph at any time following the Effective Date of this Agreement and prior to Closing, Seller shall receive a proration credit therefor at Closing).

The prorations and credits provided for in this Section 7 shall be made on the basis of a written statement prepared by Escrow Holder and approved by both parties. At least five (5) Business Days prior to the Closing Date, Escrow Holder, using information provided by Seller, shall provide Buyer with a preliminary proration and closing statement, together with backup documentation and substantiating the prorations provided for and the calculations performed, in order that Buyer may verify Seller’s methods and calculations. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within six (6) months after the Closing Date. The provisions of this Section 7 shall survive the Closing.

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8.      CLOSING.

(a)      Closing Requirements. The consummation of the sale and purchase of the Property (the “Closing”) shall be effected through a closing escrow which shall be established by Seller and Buyer with the Escrow Holder utilizing a so-called “New York Style Closing” (i.e., meaning a Closing which has, on the Closing Date, the concurrent delivery of the documents of title, transfer of interests, delivery of the Title Policy or “marked-up” title commitment as described herein and the payment of the Purchase Price (net of the outstanding principal balance of the Loan and net of all prorations and other adjustments provided for in this Agreement)). Seller shall provide any customary affidavits or undertakings to the Title Company necessary for the afore-described “New York Style” type of Closing to occur. All documents to be delivered at the Closing and all payments to be made shall be delivered on or before the Closing Date as provided herein.

(b)      Additional Conditions to Closing. It is a condition to Buyer’s obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Seller’s representations and warranties hereunder shall be true and correct in all material respects and Seller’s Closing Certificate delivered pursuant to Section 9 hereof shall not disclose any material qualifications or material changes in Seller’s representations and warranties set forth in Section 12 hereof; (ii) Seller shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) the Title Company shall be unconditionally committed to issue the Title Policy at Closing; (v) Seller shall have delivered all other documents and other deliveries listed in Section 9 hereof; (vi) the Lender shall have executed and delivered to Escrow Holder the Loan Assumption Documents; and (vii) Lender’s consent to the Loan Assumption shall have been obtained and, without limiting any of Buyer’s rights under this Agreement, the foregoing consent shall meet the following requirements: (1) the same shall be on terms and with documentation that is reasonable in the context of a CMBS assumption; (2) the same shall permit Buyer to assume the Loan without material adverse modification in or addition to any of the economic terms of, or the exposure of liability to Buyer or any guarantor of the entity that takes title to the Property in connection with, the Loan Documents (it being understood that any change in rate, term, extension options, prepayment, amortization, cash management or sweeps or reserves, or expansion of non-recourse carve-outs loans, or any liability or recourse to any person or entity other than the entity that takes title to the Property, shall be deemed to be a material adverse change) or, in the event of such modification, the express, prior approval of such modification by Buyer in its sole and absolute discretion; (3) in no event shall Buyer or any Buyer affiliated guarantor have any personal liability for any event occurring before Closing; and (4) reasonable modifications are made to the transfer provisions to allow certain reasonable requested direct and indirect limited liability company interests (or other equity interests if applicable) of Buyer to be subsequently transferred without notice to or consent by Lender; and (vii) at Closing, Seller shall assign to Buyer all of Seller’s right to all escrow balances or reserves, if any, maintained in connection with the Loan and Seller shall receive a credit from Buyer in the amount of such escrow balances or reserves, subject to written confirmation from Lender of its consent to such assignment. If any condition to Buyer’s obligations hereunder is not fulfilled, including any condition not set forth in this Section 8(b), then Buyer shall have the right to terminate this Agreement by written notice to Seller delivered on or before the Closing Date, in which event the Deposit shall be returned to Buyer, all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly provided herein) and this Agreement shall thereafter be of no further force and effect, unless such failure of condition constitutes a default on the part of Seller under any other provision of this Agreement, in which case the terms of Section 11(b) shall also apply.

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(c)      Seller’s Conditions to Closing. It is a condition to Seller’s obligation to proceed to Closing and to consummate the transactions contemplated hereby, that, as of the Closing Date, (i) all of the Buyer’s representations and warranties hereunder shall be true and correct in all material respects; (ii) Buyer shall have performed in all material respects all of its covenants hereunder; (iii) this Agreement shall not have terminated during the Contingency Period; (iv) Buyer shall have delivered all other documents and other deliveries required of it under Section 9 hereof; and (v) the Lender shall have executed and delivered to Escrow Holder the Loan Assumption Documents. If any condition to Seller’s obligations set forth in this Section 8(c) hereunder is not fulfilled, including any condition not set forth in this Section 8(c), then Seller shall have the right to terminate this Agreement by written notice to Buyer, in which event all obligations of the parties hereto shall thereupon cease (except for those which survive the early termination of this Agreement as expressly set forth herein) and this Agreement shall thereafter be of no further force and effect, and Seller shall be entitled to the Deposit in accordance with Section 11(a) of this Agreement if Buyer failed to consummate the Closing when required with all Buyer’s conditions precedent to Closing having been satisfied, but otherwise the Deposit shall be returned to Buyer.

(d)      Buyer’s Extension Right. Buyer shall have the right to extend the Closing Date for up to sixty (60) days for any reason or no reason whatsoever by (i) giving Seller written notice of such election on or before 5:00 p.m. (Eastern) on the date that is two (2) Business Days prior to the Scheduled Closing Date and (ii) depositing the Extension Deposit in immediately available funds with the Escrow Holder on or before such time. In the event that Buyer cancels the public offering for any reason or no reason whatsoever, or the public offering does not occur on or before October 31, 2014, the Deposit shall be fully refundable to Buyer. Notwithstanding anything to the contrary herein contained, the Seller agrees that after expiration of the Contingency Period, Buyer shall have the right to close the transaction contemplated by this Agreement at any time upon five (5) Business Days’ prior written notice to Seller. Notwithstanding the provisions contained in Section 27, in the event Buyer exercises its extension right under this Section 8(d), Seller shall have the right to market (but not the right to enter into a binding agreement in connection therewith) the Property to third parties during the extension period.

9.      ESCROW.

(a)      Seller’s Closing Deliveries. On or prior to the Closing Date, Seller shall deliver to Escrow Holder the following documents and materials, all of which shall be in such form and substance as required hereunder:

(i)      Deed; Transfer Declarations. The Deed, duly executed, acknowledged and in recordable form, accompanied by all necessary transfer tax declarations of Seller as may be required under applicable law in order to permit the recording of the Deed.

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(ii)      Bill of Sale. A duly executed and acknowledged bill of sale for the Personal Property and Intangible Property, conveying to Buyer all of the Personal Property and Intangible Property in the form of Exhibit E attached hereto (the “Bill of Sale”).

(iii)      Assignment of Leases. Two (2) originals of an assignment of the Leases and all guaranties thereof, duly executed and acknowledged by Seller in the form of Exhibit F attached hereto (the “Assignment of Leases”).

(iv)      Assignment of Contracts. Two (2) originals of an assignment of the Approved Contracts, duly executed and acknowledged by Seller and to the extent required under the terms of any Approved Contract, consented to by the other party to such Contract in the form of Exhibit G attached hereto (the “Assignment of Contracts”).

(v)      Title Clearance Documents. An Owner’s Affidavit and a “gap” undertaking duly executed by Seller in a form reasonably acceptable to the Title Company.

(vi)      FIRPTA Affidavit. A non-foreign certification, duly executed by Seller under penalty of perjury, certifying that Seller is not a “foreign person”, pursuant to Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended in the form of Exhibit H attached hereto (“Section 1445”) (the “FIRPTA Affidavit”). If Seller shall fail or be unable to deliver the same, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the reasonable opinion of Buyer and its counsel, to comply with Section 1445 and applicable law.

(vii)      Authority Documents. Such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this Agreement and the other documents to be executed in connection herewith by Seller.

(viii)      Seller’s Closing Certificate. A certificate duly executed by Seller in the form of Exhibit J attached hereto (the “Seller’s Closing Certificate”).

(ix)      Loan Assumption Documents. Any and all Loan Assumption Documents that Lender requires be delivered by Seller or its affiliates to effect the Loan Assumption.

(x)      Audit Letter. Two (2) originals of the Audit Letter contemplated by Section 32 of this Agreement, duly executed by Seller.

(xi)      Other Documents. Such other documents as may be required pursuant to the terms of this Agreement, duly executed and acknowledged by Seller (as applicable).

On or prior to the Closing Date, Seller shall deliver to Buyer the following documents and materials, all of which shall be in form and substance reasonably acceptable to Buyer:

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(1)      Documents. Originals of all Documents to the extent in Seller's possession or control, if not already delivered, or copies of same to the extent originals do not exist and all books and records (including those in electronic format) reasonably required in connection with the maintenance and operation of the Property.

(2)      Keys; Manuals. Keys to all entrance doors in the Improvements, properly tagged for identification, and, to the extent in Seller's possession or control, all operating manuals relating to operation of the equipment and systems which are part of the Property.

(3)      Letters of Credit. With respect to any security deposits under Leases which are in the form of letters of credit, such letters of credit (including all amendments) together with a duly executed assignment of such letters of credit, in form required by the issuer of such letters of credit, which cites Buyer as the beneficiary thereof, along with the fees, if any, required to transfer such letters of credit to Buyer.

(4)      Notices to Tenants. Notice to each of the tenants and any guarantors under the Leases, notifying them of the sale of the Property and directing them to pay all future rent as Buyer may direct.

(5)      Notices to Parties Under Approved Contracts. Notices to each of the parties (other than Seller) under the Approved Contracts, notifying them of the sale of the Property and directing them to address all matters relating to the Approved Contracts as Buyer may direct.

(6)      Closing Statement. A duplicate counterpart of a closing statement (the “Closing Statement”) prepared by Escrow Holder, and signed by Seller, setting forth all prorations and credits required hereunder, signed by Seller.

(b)      Buyer’s Deliveries at Closing. On or before the Closing Date, Buyer shall deliver to Escrow Holder the Purchase Price net of the outstanding principal balance of the Loan, which shall be assumed by Buyer at Closing, and net of all prorations and other adjustments provided for in this Agreement, as provided in Section 2. On or prior to the Closing Date, Buyer shall deliver to Escrow Holder two (2) duly executed counterparts of the Assignment of Leases, Assignment of Contracts, the Closing Statement, any and all Loan Assumption Documents that Lender requires be delivered by Buyer or its affiliates to effect the Loan Assumption, such other documents as the Title Company may reasonably require including evidence confirming the due authorization, execution and delivery of this Agreement, and such other documents as may be required pursuant to the terms of this Agreement, duly executed and acknowledged by Buyer (as applicable).

(c)      the other documents to be executed in connection herewith by Buyer.

(d)      Closing Instructions. This Agreement shall constitute both an agreement between Buyer and Seller and escrow instructions for Escrow Holder. If Escrow Holder requires separate or additional escrow instructions which it reasonably deems necessary for its protection, Seller and Buyer hereby agree promptly upon request by Escrow Holder to execute and deliver to Escrow Holder such separate or additional standard escrow instructions of Escrow Holder (the “Additional Instructions”). In the event of any conflict or inconsistency between this Agreement and the Additional Instructions, this Agreement shall prevail and govern, and the Additional Instructions shall so provide. The Additional Instructions shall not modify or amend the provisions of this Agreement or impose any additional obligations upon either Seller or Buyer, unless otherwise agreed to in writing by Seller and Buyer.

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(e)      Procedures Upon Failure of Condition. Except as otherwise expressly provided herein, if any of the conditions set forth in this Agreement is not timely satisfied or waived for a reason other than the default of Buyer or Seller in the performance of their respective obligations under this Agreement:

(i)      This Agreement, the escrow and the respective rights and obligations of Seller and Buyer hereunder shall terminate, subject to the survival of such obligations hereunder as survive such termination;

(ii)      Escrow Holder shall promptly return to Buyer all funds of Buyer in its possession, including the Deposit, and to Seller and Buyer all documents deposited by them respectively, which are then held by Escrow Holder;

(iii)      Any escrow cancellation and title charges shall be shared equally by Buyer and Seller; and

(iv)      The Loan Assumption Fees shall be paid by Seller.

(f)      Actions of Escrow Holder. On the Closing Date, provided Buyer and Seller have satisfied (or waived in writing) the conditions set forth in this Agreement, Escrow Holder shall take the following actions:

(i)      Record the Deed in the Recording Location;

(ii)      Deliver to Buyer the closing documents required to be delivered to Buyer under this Agreement and any supplemental instructions provided by Buyer;

(iii)      Deliver to Seller in cash or current funds, all sums due Seller pursuant to this Agreement and any documents required to be delivered to Seller under this Agreement and any supplemental instructions provided by Seller;

(iv)      Cause the Title Company to issue and deliver the Title Policy to Buyer; and

(v)      Deliver to Seller and Buyer the Closing Statement which has been certified by Escrow Holder to be true and correct.

10.      CLOSING COSTS; PROPERTY COSTS. Seller shall pay: (a) all title charges and premiums incurred for the Title Policy (but excluding Buyer's endorsements); (b) ½ of the escrow fees and other charges owing to Escrow Holder; (c) all of the Seller’s legal fees and expenses and the cost of all performances by Seller of its obligations hereunder, and (d) the Loan Assumption Fees.

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Buyer shall pay: (a) for all endorsements to the Title Policy requested by Buyer; (b) ½ of the escrow fees and other charges owing to Escrow Holder; (c) all of the transfer taxes, stamps, intangible taxes, as applicable, payable in connection with the transfer of the Property to Buyer; (d) the cost of updating the Survey; and (e) all of Buyer’s legal fees and expenses and the cost of all performances by Buyer of its obligations hereunder (including costs associated with its Due Diligence Review except as otherwise provided herein).

All other closing costs shall be allocated between Buyer and Seller in accordance with local custom.

11.      REMEDIES.

(a)      LIQUIDATED DAMAGES ON BUYER’S DEFAULT. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), SELLER WILL SUFFER DAMAGES IN AN AMOUNT WHICH WILL, DUE TO THE SPECIAL NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH PRECEDED THIS AGREEMENT, BE IMPRACTICAL OR EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, BUYER WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF BUYER TO SELLER IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT, AND WISHES TO INDUCE SELLER TO WAIVE OTHER REMEDIES WHICH SELLER MAY HAVE IN THE EVENT OF SUCH A BUYER DEFAULT. BUYER AND SELLER, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE AMOUNT OF THE DEPOSIT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL SUSTAIN IN THE EVENT OF SUCH BUYER DEFAULT. BUYER AND SELLER HEREBY AGREE THAT SELLER MAY, IN THE EVENT THE CLOSING FAILS TO OCCUR DUE TO A BUYER DEFAULT (ALL OF THE CONDITIONS TO BUYER’S OBLIGATIONS TO CLOSE HAVING BEEN SATISFIED OR WAIVED), AS ITS SOLE AND EXCLUSIVE REMEDY TERMINATE THIS AGREEMENT AND CANCEL THE ESCROW BY WRITTEN NOTICE TO BUYER AND ESCROW HOLDER, WHEREUPON ESCROW HOLDER SHALL DELIVER THE DEPOSIT TO SELLER AND SELLER SHALL RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND SELLER WAIVES ALL OTHER REMEDIES. SUCH RETENTION OF THE DEPOSIT BY SELLER IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER AND SHALL NOT BE DEEMED TO CONSTITUTE A FORFEITURE OR PENALTY. FOLLOWING TERMINATION OF THIS AGREEMENT, CANCELLATION OF THE ESCROW AND THE DELIVERY TO AND RETENTION OF THE DEPOSIT BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THIS SECTION 11(a), ALL OF THE RIGHTS AND OBLIGATIONS OF BUYER AND SELLER UNDER THIS AGREEMENT SHALL BE TERMINATED SUBJECT TO SURVIVAL OF SUCH OBLIGATIONS HEREUNDER AS SURVIVE SUCH TERMINATION.

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(b)      Buyer’s Remedies. In the event of a default by Seller under this Agreement, Buyer may, at its option, (i) terminate this Agreement in which case the Deposit shall be immediately returned to Buyer and Buyer shall be entitled to reimbursement from Seller for all of Buyer’s out-of-pocket third party costs and expenses incurred in connection with this Agreement and Due Diligence Review, subject to a cap of One Hundred Thousand Dollars ($100,000.00), or (ii) specifically enforce the terms and conditions of this Agreement.

(c)      Aggregate Liability. Without limiting Buyer's specific performance remedy under Section 11(b), Seller's aggregate liability to Buyer under this Agreement after the Closing as a result of a breach of any representation or warranty or any other covenant or indemnity made by Seller shall in no event collectively exceed Five Hundred Thousand and 00/100 Dollars ($500,000.00), in the aggregate. Notwithstanding the foregoing, the limitation of Seller’s liability set forth in this Section 11(c) shall not apply to any liabilities or obligations of Seller under Sections 7, 10, 21 and 28, or any Seller liability for claims brought under applicable law based on fraud or intentional misrepresentation.

(d)      Limitation on Seller’s Liability. In addition to the limitation set forth in Section 16 below, in the event that Buyer has knowledge, through its Due Diligence Review or otherwise, that any of the representations or warranties made by Seller under this Agreement were not true or correct when made or that Seller has breached a covenant hereunder, and if Buyer nevertheless closes the transaction contemplated by this Agreement, then Buyer shall be deemed to have waived any such representation and warranty or covenant breach (as applicable) and shall have no further claim against Seller with respect thereto.

(e)      Holdback of Proceeds.

(i) At Closing, Seller shall deposit, from the proceeds of the Purchase Price, Five Hundred Thousand and 00/100 Dollars ($500,000.00) in a separate account established by Seller with a bank or other financial institution reasonably acceptable to Buyer; and

(ii) During the Survival Period (as defined in Section 16 of this Agreement) (and, in the event Buyer has made a timely claim(s) against Seller pursuant to the terms of this Agreement, after the Survival Period until the claim(s) have been fully resolved), Seller shall (A) keep and maintain cash or cash equivalents in such separate account in an amount equal to Five Hundred Thousand and 00/100 Dollars ($500,000.00), (B) not pledge, encumber or otherwise grant a security interest in such account or such cash or equivalents and (C) not distribute or pay any such cash or cash equivalents to its members, partners, affiliates or any other third party.

12.      SELLER’S REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Buyer and the performance by Buyer of its duties and obligations hereunder, Seller does hereby acknowledge, warrant, represent and agree to and with Buyer that as of the Effective Date and as of the Closing Date:

(a)      Delivery of Written Materials. Seller has not made to Buyer any misstatement of any material fact relating to the Property, or this Agreement, nor failed to deliver to Buyer any written materials in Seller’s possession or of which Seller has knowledge which contain information that would have a material adverse impact on Buyer’s ability to use and operate the Property as it is currently being used and operated or the value of the Property.

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(b)      Compliance With Laws. Except as disclosed on Exhibit M, Seller has received no written notice of, and to Seller’s knowledge there are no violations of, any legal requirement affecting the Property which have not been entirely corrected.

(c)      Litigation. Except as disclosed on Exhibit M, Seller has not received written notice of any pending or to Seller’s knowledge threatened litigation or governmental proceeding affecting Seller, or the Property, that relates to the Property, the validity or enforceability of this Agreement or any instrument or document to be delivered by Seller in connection with the transactions contemplated hereby.

(d)      Existing Contracts. Attached as Exhibit K is a true, correct and complete schedule of all Existing Contracts. Seller has not received any currently effective notice in writing of any uncured material default under any of such Existing Contracts and, to Seller’s knowledge, Seller is not in default under any such Existing Contracts. Seller is not a party to, and, to Seller's knowledge, the Property is not subject to, any contract or agreement of any kind whatsoever, written or oral, with respect to the Property that would be binding upon the Property or Buyer after Closing, other than the Permitted Exceptions, the Leases, and the Approved Contracts.

(e)      Proceedings. Except as disclosed on Exhibit M, there is no pending, or to Seller's knowledge, threatened litigation or other proceeding against Seller related to the Property, or which may affect Seller's ability to convey the Property (including without limitation any condemnation action).

(f)      Due Authorization. Seller is a limited liability company organized, validly existing and in good standing under the laws of the State of GA. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action in connection with the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto.

(g)      Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto have been, or on the Closing Date will have been, executed by Seller and when so executed, are and shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(h)      No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Seller are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Seller is now a party or by which it or the Property is bound, or, to the knowledge of Seller, any order, rule or regulation of any court or other governmental agency or official.

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(i)      Environmental Matters. To Seller's knowledge and except as may be disclosed in the Documents none of the Property, including subsurface soil and groundwater, contains any Hazardous Materials. As used in this Agreement, “Hazardous Materials” shall mean any asbestos, flammable substances, explosives, radioactive materials, mold, PCB laden oil, hazardous waste, pollutants, contaminates, toxic substances, pollution or related materials specified as such in, or regulated under any federal, state or local laws, ordinances, rules, regulations or policies governing use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of such materials but excluding office supplies, cleaning materials, personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

(j)      Leases. The Building is 100% leased to Shaw/Chicago Bridge and Iron Co. ("Shaw/Chicago Bridge and Iron"), and there are no other leases, licenses, subleases, occupancy agreements or other agreements for the use, possession or occupancy of any portions of the Real Property, other than those listed on Exhibit L attached to this Agreement. Exhibit L contains a true, correct and complete list of all currently existing Leases at the Property to which Seller is a party; full, true and complete copies of all Leases and all amendments and guaranties relating thereto have heretofore been delivered to Buyer (or made available to Buyer as part of the Documents). To Seller's knowledge, each Lease is in full force and effect, and except as shown on Exhibit L, to Seller's knowledge, no rent or other amounts payable under the Leases is more than one (1) month in arrears or has been paid more than one (1) month in advance. Seller has the last month’s rent on deposit for the existing Lease and the same will be assigned to Buyer at Closing. Exhibit L sets forth a true and correct listing of all security deposits (indicating cash or letter of credit) or prepaid rentals made or paid by the tenants under the Leases. Except as shown in Exhibit M, Seller has not delivered any written notices of tenant default to any tenants under Leases which remain uncured, nor has Seller received any written notices of a landlord default from any tenants under Leases which remain uncured. None of Seller's interest in any Lease or of Seller's right to receive the rentals payable by the tenant thereunder has been assigned, conveyed, pledged or in any manner encumbered by Seller, except in connection with any existing financing encumbering the Property, which is to be assumed by Buyer as of the Closing. Except as described on Exhibit M, no tenant has given written notice to Seller of any default or offsets, claims or defenses available to it. The only Tenant Inducement Costs in the nature of tenant improvement costs for space currently being leased under any Leases in effect as of the date hereof (whether in the form of direct payments therefor required of Seller or in the form of tenant improvement allowances payable by Seller) or for leasing commissions for leased premises currently being leased under any such Leases, in any such case which may hereafter be payable under or with respect to the Leases (and excluding, in any event any such Tenant Inducement Costs which may arise in connection with expansions or lease renewals/extensions hereafter occurring under or with respect to any such Leases) are identified in Exhibit L hereto.

(k)      Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

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(l)      Approvals. Seller has heretofore delivered to Buyer (or will make available to Buyer as part of the Documents) true, full and complete copies, in all material respects, of all currently existing Approvals. Seller has not received any currently effective notice in writing of any uncured material breach or default under any of the Approvals.

(m)      OFAC. Seller is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(n)      Loan Status. Seller has not received notice from the Lender asserting an Event of Default under the Loan that remains uncured. There is no outstanding event of default under the Loan and no event has occurred that with notice of the passage of time, or both, would constitute an event of default under the Loan. Seller is current in all payments of principal and interest due under the Loan through the last scheduled payment date (taking into account such payment), and Seller is in compliance with all of the terms and conditions of the Loan Documents, including without limitation the establishment and amount of any deposits, reserves, or escrows held or established in connection therewith .

As used herein, phrases such as “to Seller’s knowledge” or like phrases mean the actual present and conscious awareness or knowledge of Ted Etheredge and Bradley Hoecker without any duty of inquiry or investigation; provided that so qualifying Seller’s knowledge shall in no event give rise to any personal liability on the part of Ted Etheredge or Bradley Hoecker, or any other partner, member, officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller.

13.      BUYER’S REPRESENTATIONS AND WARRANTIES. As a material inducement to the execution and delivery of this Agreement by Seller and the performance by Seller of its duties and obligations hereunder, Buyer does hereby acknowledge, warrant, represent and agree to and with Seller that as of the Effective Date and as of the Closing Date:

(a)      Due Authorization. Buyer is a corporation organized, validly existing and in good standing under the laws of the State of Maryland. Buyer has or will have full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto, and, subject to Section 4(d) above, has or will have taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto on behalf of Buyer are or will be duly authorized to sign the same on Buyer’s behalf and to bind Buyer thereto.

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(b)      Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made or delivered by Buyer pursuant hereto have been, or on the Closing Date will have been, executed by Buyer or on behalf of Buyer, and when so executed, are and shall be legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(c)      No Conflict. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement by Buyer are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any agreement or instrument to which Buyer is now a party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official, which prohibition or conflict would have an adverse effect on Buyer’s ability to perform its obligations under this Agreement or the documents to be executed by Buyer in connection with this Agreement.

(d)      OFAC. Buyer is not, nor will it become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action.

(e)      AS-IS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, AND BUYER HEREBY ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DOCUMENTS DELIVERED AT CLOSING, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO BUYER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY BUYER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF BUYER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, (E) ANY CLAIM BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN,

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LATENT OR PATENT, WITH RESPECT TO THE IMPROVEMENTS OR THE PERSONAL PROPERTY, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY AND (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, IT BEING THE EXPRESS INTENTION OF SELLER AND BUYER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT THE CLOSING, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO BUYER IN ITS PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS", WITH ALL FAULTS. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE, AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, BUYER ACKNOWLEDGES AND AGREES THAT IT WILL HAVE THE OPPORTUNITY TO CONDUCT SUCH INSPECTIONS, INVESTIGATIONS AND OTHER INDEPENDENT EXAMINATIONS OF THE PROPERTY AND RELATED MATTERS, INCLUDING BUT NOT LIMITED TO THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, DURING THE CONTINGENCY PERIOD AND WILL RELY UPON SAME AND NOT UPON ANY STATEMENTS OF SELLER OR OF ANY MEMBER, MANAGER, OFFICER, DIRECTOR, AGENT OR ATTORNEY OF SELLER. BUYER ACKNOWLEDGES THAT ALL INFORMATION OBTAINED BY BUYER WILL BE OBTAINED FROM A VARIETY OF SOURCES AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER WILL NOT BE DEEMED TO HAVE REPRESENTED OR WARRANTED THE COMPLETENESS, ADEQUACY, TRUTH OR ACCURACY OF ANY OF THE DUE DILIGENCE ITEMS OR OTHER SUCH INFORMATION HERETOFORE OR HEREAFTER FURNISHED TO BUYER. UPON CLOSING, BUYER ACKNOWLEDGES THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND DOCUMENTS DELIVERED AT CLOSING, SELLER WILL SELL AND CONVEY TO BUYER, AND BUYER WILL ACCEPT THE PROPERTY, "AS IS, WHERE IS," WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY, BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS, WHERE IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER, WITH BUYER'S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. BUYER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMERS AND OTHER

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AGREEMENTS SET FORTH HEREIN ARE AN INTEGRAL PART OF THIS AGREEMENT, AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT THE DISCLAIMER AND OTHER AGREEMENTS SET FORTH IN THIS AGREEMENT. THE TERMS AND CONDITIONS OF THIS PARAGRAPH WILL EXPRESSLY SURVIVE THE CLOSING.

14.      ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date:

(a)      Title. Except as otherwise specifically contemplated in this Agreement or as may be required by legal requirements, and without limiting any rights that tenants may have under their Leases, from and after the Effective Date, Seller shall not make or permit any changes to the Property or to the condition of title to the Property that would change the Approved Title or the Approved Survey except with Buyer’s advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period.

(b)      Maintenance and Operation of Property. From and after the Effective Date, Seller shall maintain existing insurance coverage in full force and effect, and shall operate and maintain the Property in substantially the same manner as operated and maintained as of the Effective Date, shall not delay or defer any repair or maintenance item, and shall pay all bills and obligations arising from the Property as payment becomes due. Seller shall not make any material alterations to or upon the Property or remove any of the Personal Property therefrom, except with Buyer's advance written consent, which consent shall not be unreasonably withheld. Seller shall promptly advise Buyer in writing of any significant repair or improvement required to keep in the Property in such condition.

(c)      Leases and Agreements. From and after the Effective Date, Seller shall not enter into any new leases or other occupancy agreements for the Property without first obtaining Buyer's advance written consent which shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period. From and after the Effective Date, Seller shall not terminate or amend any of the Leases or Approved Contracts or any other agreement concerning the Property, without Buyer’s advance written consent, which consent shall not be unreasonably withheld prior to the expiration of the Contingency Period but may be withheld in Buyer's sole and absolute discretion after the expiration of the Contingency Period, and Seller shall continue to perform all of its obligations under the Leases and Approved Contracts.

      If Seller requests Buyer’s consent to any new lease or other occupancy agreement or amendment to any existing Lease, Seller shall be required to provide Buyer with a reasonably detailed written summary of all of the material terms the proposed transaction along with an itemized list of all Tenant Inducement Costs which will be incurred in connection with the proposed transaction. Buyer shall give Seller written notice of approval or disapproval of a proposed new lease or other occupancy agreement or amendment to any existing Lease within ten (10) days after Buyer’s receipt of the items described above. If Buyer does not respond to Seller’s request within such time period, then Buyer will be deemed to have disapproved such new lease or other occupancy agreement or amendment to any existing Lease.

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(d)      Representations and Warranties. Each party shall use reasonable efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall promptly notify the other party in writing if such act or omission occurs.

(e)      Entry. As of the Effective Date, during normal business hours prior to the Closing, and subject to the rights of tenants under the Leases, Buyer and its agents, employees and contractors (collectively, “Permittees”) shall have reasonable access to the Property and the right to interview tenants at agreed upon times for agreed upon purposes on at least forty-eight (48) hours prior notice to Seller. Seller shall have the right to have a representative present during any visits to or inspections of the Property by Buyer or any Permittees. Buyer will conduct its Due Diligence Review in a manner which is not disruptive to tenants or the normal operation of the Property. In the event Buyer desires to conduct any physically intrusive inspections, such as sampling of soils, other media, building materials, or the like, Buyer will identify in writing exactly what procedures Buyer desires to perform and request Seller's advance written consent, which consent may be withheld in Seller’s reasonable discretion. Buyer will: (a) maintain comprehensive general liability (occurrence) insurance (at least $2,000,000), and deliver a certificate of insurance, which names Seller as an additional insured thereunder verifying such coverage to Seller promptly upon Seller’s request; (b) promptly pay when due the costs of all entry and inspections and examinations done with regard to the Property; and (c) to the extent damaged by Buyer or its Permittees, restore the Property and Improvements to substantially the condition in which the same were found before any such entry upon the Property and inspection or examination was undertaken.

      In addition, Buyer shall defend, indemnify and hold harmless Seller from and against all losses, costs, damages, claims and liabilities arising out of injury or death to persons, damage to the Property or mechanics' liens arising out of or in connection with Buyer's Due Diligence Review, Buyer's breach of its obligations under this Section 15(e) or Buyer's or any Permittees entry upon the Property unless arising from any pre-existing conditions on the Property or the negligence or willful misconduct of Seller, Seller's managers, officers, partners, shareholders or members, as applicable. The provisions of this Section 15(e) shall survive the earlier of the termination of this Agreement or Closing for a period of 6 months.

(f)      Applications. Following the Effective Date, Seller shall not make application to any governmental entity for any Approvals or any change in the zoning, affecting the Real Property, except in each case with Buyer’s advance written consent.

(g)      Loan and Loan Assumption.      From and after the Effective Date through the Closing, Seller shall (a) continue to perform all obligations and to make all required payments in the manner and at the times specified in the Loan Documents and (b) use its best efforts to prevent from occurring any event that with notice or the passage of time, or both, would constitute a default under the Loan.

15.      DAMAGE TO PROPERTY; TAKING.

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(a)      Taking. If the Property or any part thereof is taken or is the subject of a notice of taking by eminent domain prior to the Closing Date, Seller shall promptly notify Buyer. Within ten (10) Business Days after such notice, Buyer shall give notice to Seller (with a copy to Escrow Holder) that it elects to (a) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s Notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder, or (b) proceed to Closing, in which event Seller shall pay over and assign to Buyer all awards recovered or recoverable on account of such taking, net of any reasonable costs incurred by Seller in connection therewith. If Buyer elects to proceed under clause (b) above, Seller shall not compromise, settle, or adjust any claims to such awards without Buyer’s prior written consent.

(b)      Damage. Risk of loss up to and including the Closing Date shall be borne by Seller except as expressly set forth herein. In the event of any material damage to or destruction of the Property or any portion thereof, Buyer may, at its option, by notice to Seller (with a copy to Escrow Holder) given within ten (10) Business Days after Seller notifies Buyer in writing of such damage or destruction (and if necessary the Closing Date shall be extended to give Buyer the full 10-day period to make such election): (i) terminate this Agreement, in which event Escrow Holder shall, upon receipt of Buyer’s notice to terminate this Agreement, return the Deposit to Buyer and the parties shall have no further obligations hereunder (except the indemnity obligations of each party, which shall survive indefinitely and any other obligations set forth herein which expressly survive the termination of this Agreement), or (ii) proceed under this Agreement with no adjustment of the Purchase Price, receive any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Buyer shall receive a credit at Closing for any deductible amount under said insurance policies and any uninsured or underinsured loss. If Buyer elects (ii) above, Seller will cooperate with Buyer in obtaining the insurance proceeds and such agreements from Seller’s insurers. If the Property is not materially damaged, then the parties shall proceed to Closing as provided in clause (ii) above. “Material damage” and “Materially damaged” means damage (w) resulting in the Property not complying with all legal requirements applicable to the Property, (x) reasonably exceeding $300,000 or (y) that entitles any tenant of the Property to terminate its Lease, or (z) which, in Buyer’s or Seller’s reasonable estimation, will take longer than 120 days to repair.

(c)      Waiver. Failure of Buyer to timely provide a notice of election in accordance with this Section 15, shall be deemed an election by Buyer to terminate this Agreement. Seller and Buyer each hereby agree that the provisions of this Section 15 shall govern the parties’ obligations in the event of any damage or destruction to the Property or the taking of all or any part of the Real Property and expressly waive any provision of applicable law to the contrary.

16.      SURVIVAL. All covenants, obligations, representations and warranties and indemnities by the respective parties contained herein are intended to and shall remain true and correct as of the Closing, shall be deemed to be material, and shall survive the recordation of the Deed for a period of thirty (30) weeks (the “Survival Period”). Any covenants and conditions herein that must be operative after recordation of the Deed to be effective shall be so operative and shall not be deemed to have been merged in the Deed.

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17.      SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Seller shall not have the right, power, or authority to assign, pledge or mortgage this Agreement or any portion of this Agreement, or to delegate any duties or obligations arising under this Agreement, voluntarily, involuntarily, or by operation of law. This Agreement and all rights of Buyer hereunder may be assigned or transferred by Buyer to any of its affiliates, in which event all instruments, documents and agreements required to be delivered to the Buyer hereunder shall be delivered to, and run for the benefit of such entity, and such entity (rather than Buyer) shall execute and deliver any instruments, documents or agreements required to be executed and delivered by Buyer hereunder; provided, however, that in the event of any such assignment to an affiliate, the original Buyer hereunder shall remain fully liable and responsible for the performance of Buyer’s obligations hereunder prior to Closing or if this Agreement terminates following such termination.

18.      NO THIRD PARTY BENEFITS. This Agreement is made for the sole benefit of the Buyer and Seller and their respective successors and assigns, and no other person shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement.

19.      COUNTERPARTS. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. The parties hereby agree that a PDF copy of each party's original signature to this Agreement delivered by electronic mail shall be effective as such party's signature to this Agreement.

20.      ENTIRE AGREEMENT; FURTHER ASSURANCES. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby.

21.      ATTORNEYS’ FEES. In the event of any litigation regarding the rights and obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and court costs, and the right to such fees and costs shall not be limited by the provisions of Section 11. As used herein, the term "prevailing party" shall mean the party that has succeeded upon a significant issue in the litigation and achieved a benefit with respect to the claims at issue, taken as a whole, whether or not damages are actually awarded to such party.

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22.      NOTICES. All notices required or permitted to be given pursuant to the terms hereof shall be in writing and shall be delivered to the applicable addresses set forth in Section 1 of this Agreement either by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered three (3) Business Days after deposit, postage prepaid in the U.S. mail, (b) a nationally recognized and reputable messenger service or overnight courier, in which case notice shall be deemed delivered one (1) Business Day after deposit with such messenger or courier on or prior to 5:00 p.m., Eastern (if deposited after such time, notice shall be deemed given upon receipt of the notice by the addressee), (c) electronic mail, in which case notice shall be deemed delivered as of the date and time of the entrance of such electronic mail into the information processing system designated by the recipient's electronic mail address or (d) personal delivery with receipt acknowledged in writing, in which case notice shall be deemed delivered when received. The notice address for any party may be changed by written notice to the other party as provided herein.

23.      CONSTRUCTION OF AGREEMENT. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

24.      TIME. Time is of the essence of every provision herein contained. Whenever the date or deadline for any action to be taken is not a Business Day, the relevant date or deadline shall be the next Business Day.

25.      APPLICABLE LAW. This Agreement shall be governed by the internal laws of the state in which the Real Property is located.

26.      NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

27.      MARKETING OF PROPERTY. Unless and until this Agreement is duly terminated pursuant to the terms hereof, Seller shall not enter into any negotiations, understandings or agreements with any party other than Buyer relating to the sale, transfer or other disposition of the Property or any portion thereof and Seller and the Broker shall not offer the Property or any portion thereof for sale to any other party.

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28.      BROKERAGE COMMISSION. Buyer and Seller each represents and warrants to the other that it has not dealt with any third party (other than Broker) in a manner which would obligate the other to pay any brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Broker pursuant to a separate agreement, which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Buyer shall indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by Seller by reason of any actual or alleged breach or inaccuracy of the Buyer’s representations and warranties contained in this Section 28. Seller shall indemnify, defend, and hold Buyer harmless from and against any losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees and costs) incurred by Buyer by reason of any actual or alleged breach or inaccuracy of Seller’s representations and warranties contained in this Section 28. The provisions of this Section 28 shall survive the Closing.

29.      INDEMNITY. Seller hereby agrees to indemnify Buyer and its successors, assigns, and the affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense incurred by Buyer incident to, resulting from, or in any way arising out of any tort claim or breach of contract claim or other claim for money due and owing in connection with the ownership or operation of the Property but only to the extent that such claim arises from circumstances, acts or omissions which occurred prior to the Closing and not caused by Buyer or its agents. The indemnity set forth herein shall be deemed to be material and shall survive the delivery of the Deed and transfer of title for the survival period specified in Section 16 hereof.

30.      RECORDATION NOT PERMITTED. In no event shall this Agreement or any memorandum hereof be recorded in the official or public records where the Property is located, and any such recordation or attempted recordation shall constitute a default under this Agreement by the party responsible for such recordation or attempted recordation.

31.      CONFIDENTIALITY. The parties acknowledge that the terms of this Agreement and the transaction described herein are of a confidential nature and shall not be disclosed except (a) to Buyer’s or Seller’s respective affiliates, officers, directors, principals, members, employees, agents, attorneys, partners, accountants, lenders, agents, advisors; (b) underwriters, lenders and other sources of financing and their agents; and (c) to the United States Securities and Exchange Commission (the “SEC”) in connection with any of Buyer’s requirements under federal securities law or regulations, including but not limited to a Form S-11 registration, or any similar or related filing made by Buyer or (c) as otherwise required by law (including SEC regulations and NYSE requirements) ((a), (b) and (c) together, collectively, the “Permitted Outside Parties”). In connection with the negotiation of this Agreement and the preparation for the consummation of the transactions contemplated hereby, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof, and not duplicate or use such information, except to Permitted Outside Parties. Except as required by applicable law, neither party shall issue any press release or make any statement to the media without the other party’s consent, which consent shall not be unreasonably withheld or delayed. The provisions of this Section shall survive any termination of this Agreement.

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32.      INFORMATION AND AUDIT COOPERATION. Seller shall, at Buyer’s expense, reasonably cooperate with Buyer, Buyer’s designated representative and/or Buyer’s independent auditor and provide each access to the books and records of the Property and all related information regarding the Property, including, without limitation, three (3) calendar years of audited books and records of the Property that qualify, comply with, and can be used in a public offering. Should three (3) calendar years of audited books and records not be available, then Seller shall supply as many years of audited books and records that exist, but in no event shall Seller provide less than one (1) year of audited books and records. At Closing, Seller shall provide to Buyer a representation letter regarding the books and records of the Property, in substantially the form of Exhibit I attached hereto, in connection with auditing the Property in accordance with generally accepted auditing standards (the “Audit Letter”). At Buyer’s request, at any time within one (1) year after the Closing, Seller shall provide Buyer with such additional books, records, representation letters and such other matters reasonably determined by Buyer as necessary to satisfy its or its affiliated parties' obligations as a real estate investment trust and/or the requirements (including, without limitations, any regulations) of the Securities and Exchange Commission. The provisions of this Section 32 shall survive the Closing.

33.      WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, SELLER AND BUYER HEREBY EXPRESSLY WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (I) ARISING UNDER ANY OF THE DOCUMENTS TO BE EXECUTED AND DELIVERED AT CLOSING, OR (II) CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLER OR BUYER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

34.      NON-WAIVER. No waiver of any provision of this Agreement shall be deemed to have been made unless it is expressed in writing and signed by the party charged with making the waiver. No delay or omission in the exercise of any right or remedy accruing upon a breach of this Agreement shall impair such right or remedy or be construed as a waiver of such breach. The waiver of any breach of this Agreement shall not be deemed to be a waiver of any other breach hereof.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement as a sealed instrument the day and year first above written.

SELLER:	MILLS ROAD, LLC,
a Georgia limited liability company

By: /s/ Brad Hoecker
Name: Brad Hoecker
Title: Managing Member

BUYER:	PLYMOUTH INDUSTRIAL REIT, INC.,
a Maryland corporation.

By: /s/ Pendleton P. White, Jr.
Name: Pendleton P. White, Jr.
Title: President

Signature Page to Purchase and Sale Agreement and Escrow Instructions

321 Mills Road, Waynesboro, GA

The undersigned Escrow Holder hereby joins in to this Agreement to acknowledge its consent to the terms and provisions of this Agreement.

COMMONWEALTH LAND TITLE
insurance company, Escrow Holder

By:     /s/ Robert J. Capozzi
Name:  Robert J. Capozzi
Title:    Vice President

Date:    7/24/14

Escrow Holder Signature Page to Purchase and Sale Agreement and Escrow Instructions

321 Mills Road, Waynesboro, GA

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

All that tract or parcel of land lying situate and being in the 62 GMD of Waynesboro, Burke County Georgia, and being more particularly described as follows:

Commence at the west right of way of Davis Road and the mitered south right of way of Mills Road (aka By-Pass) and go N 56° 32' 23" E along said right of way 103.04' to a concrete monument; thence along said right of way N 80° 16' 24" E a distance of 50.0' to a concrete monument; thence along said south right of way N 71° 44' 33" E a distance of 101.12' to a concrete monument; thence along said right of way N 80° 16' 24" E a distance of 228.15' to a concrete monument and the point of beginning; thence along the south right of way of Mills Road N 80° 17' 25" E a distance of 740.57' to a concrete monument found; thence S 2° 38' 34" W a distance of 1086.82' to an iron pin found; thence S 68° 29' 39" W a distance of 231.38' to an iron pin found; thence S 59° 25' 29" W a distance of 477.30' to an iron pin found on the north right of way of the Norfolk Southern Railway; thence along the north right of way of said railroad N 84° 04' 31" W a distance of 138.47' to an iron pin found; thence N 3° 46' 39" E a distance of 1276.80' to the point of beginning. Said tract contains 20.3160 acres.

A-1

EXHIBIT B

DOCUMENTS

1.	Operating Statements. Operating statements of the Property for the 3 years preceding the date of this Agreement and the current year-to-date (“Operating Statements”). Copies of all of Seller’s books and records with respect to the Property.
2.	Management and/or Leasing Agreements. Copies of any management and/or leasing agreements under which the Property is managed and/or leased. None
3.	Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property’s tax identification number(s); and latest value renditions.
4.	Insurance. Copies of Seller’s certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by Seller from insurance carriers within the last 12 months.
5.	Budget. Seller’s most recent budget for the Property, including the forthcoming year, if applicable.
6.	Service Contracts. A list together with copies of all management, leasing, security, maintenance, service, supply, equipment rental and other contracts related to the operation of the Property (“Service Contracts”). None
7.	Proceedings. Copies of any documents or materials relating to any current litigation, investigation, condemnation, or other proceeding pending or threatened against Seller or affecting the Property. None
8.	Tangible Personal Property. A current inventory of all tangible personal property and fixtures owned by Seller (if any). None
9.	Maintenance Records. All maintenance work orders for the prior 12 months.
10.	List of Capital Improvements. A list of all capital improvements performed on the Property within the prior 24 months.
11.	Reports. Any environmental, geotechnical, soil, engineering and drainage reports, assessments, audits and surveys.
12.	As-Built Survey; Title Policy. All existing as-built surveys of the Property; and all existing title policies related to the Property.
13.	Site Plans. All site plans relating to the Property.
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14.	As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property. None
15.	Permits and Warranties. Copies of all warranties and guaranties (including without limitation any roof warranty), permits, certificates of occupancy, licenses and other approvals related to the Property.
16.	General. N/A
17.	Financial Statements. Copies of financial statements reflecting the operation of the Property for the prior 2 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.
18.	Leases. Copies of all Leases and any amendments thereto.
19.	Commission Schedule and Agreements. A schedule (“Commission Schedule”) and copies of all commission agreements related to the Leases or the Property. None
20.	Existing Loan Documents. Copies of all Loan Documents.

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EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

___________, 2014

The undersigned (“Tenant”), hereby states, certifies and affirms the following with respect to the possible sale of the Property (as defined below) to Plymouth Industrial REIT, Inc., a Maryland corporation , and its successors and assigns (the “Buyer”), with the knowledge and intent that the Buyer shall rely hereon:

1.      The Tenant, as the tenant, and ____________ (“Landlord”), as the landlord, are parties to that certain lease dated ________________ __, ____ (“Original Lease”), whereby the Tenant leased approximately ________ square feet of space (the “Leased Premises”) in a portion of the Property known as ___________________________________, and more particularly described in the Original Lease (the “Property”).

2.      The Original Lease has not been amended or modified in any respect whatsoever except for the amendments or modifications listed on Exhibit A attached hereto, if any (collectively with the Original Lease, hereinafter referred to as the “Lease”) and constitutes the complete agreement between the Landlord and the Tenant with respect to the Leased Premises.

3.      The minimum rent currently payable under the Lease is in the amount of $___________ per month which has been paid through ___________, 2014; and except for the current month, no rent has been paid in advance. Excluding electricity charges, Tenant’s pro rata share of operating expenses, real estate taxes and other “pass-through” charges [in excess for the amount of such charges during the base year] is __________% and is currently paying $______ per month in additional rent for estimated “pass through” charges.

4.      Tenant has no current known claims, counterclaims, defenses or setoffs against Landlord or to the payment of rent or other charges arising from the Lease or otherwise, nor is Tenant entitled to any tenant improvement allowance or other concession payment from Landlord or any free rent for any period after the date of this certification except as follows: (state none, if applicable) _______________.

5.      The Tenant has accepted and is in possession of the Leased Premises. All improvements, alterations and space required to be furnished by Landlord pursuant to the Lease have been completed, all sums required to be paid by Landlord to Tenant in connection with the improvements (including, without limitation, any tenant allowance or rebate) have been paid in full, and all other conditions precedent to the commencement of the term of the Lease have been satisfied.

The term of the Lease commenced on _____________, ____, and the current term is scheduled to expire on _____________, 20__. Except as set forth in the Lease, the Tenant does not have (i) a right to renew the Lease, or (ii) any option to expand the Leased Premises. Tenant has no right or option to purchase any part of the Leased Premises or the Property.

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6.      To Tenant’s knowledge, there is no event of default nor any fact or circumstance that, with the giving of notice or the passage of time or both, would constitute an event of default under the Lease by Landlord or Tenant.

7.      Tenant has paid to Landlord, and Landlord is holding on behalf of Tenant, a security deposit in the amount of $__________________ and in the form of ____________.

8.      No actions, whether voluntary or otherwise, are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

9.      The address of Tenant for receipt of notices is as set forth in the Lease.

10.      Neither the Lease nor the Leased Premises have been sublet, assigned, mortgaged or encumbered (in whole or in part), except as follows: (state none, if applicable) ____________.

11.      To Tenant’s actual knowledge, Tenant has not generated, used, stored, spilled, or disposed of, or released any Hazardous Substances at, on or in the Leased Premises in violation of any applicable law or which requires a cleanup or remediation or reporting to a governmental body under any applicable law. “Hazardous Substances” shall not include those materials that are technically within the definition provided for in the Lease but that are contained in prepackaged office supplies, cleaning materials, or personal grooming items or other items that are sold for consumer or commercial use and typically used in other similar buildings or space.

12.      This certification shall be binding upon Tenant and shall inure to the benefit of Landlord, Buyer and any lender (“Lender”) to Buyer (or to Buyer’s owners), each of the respective successors and assigns of Landlord, Buyer and Lender, and all parties claiming through or under such persons or any such successor or assign; and Tenant acknowledges that Buyer is purchasing the Property in reliance on this certification.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed as of the ___ day of ____________, 2014.

TENANT:

______________________, a ____________

By: __________________________

Name:

Title:

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EXHIBIT A TO TENANT ESTOPPEL

[LIST OF AMENDMENTS AND MODIFICATIONS]

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EXHIBIT D

FORM OF [SPECIAL WARRANTY DEED]

[See Attached]

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EXHIBIT A TO SPECIAL WARRANTY DEED

PROPERTY DESCRIPTION

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EXHIBIT B TO SPECIAL WARRANTY DEED

PERMITTED EXCEPTIONS

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EXHIBIT E

BILL OF SALE AND ASSIGNMENT

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date, Mills Road, LLC (“Seller”), does hereby bargain, sell, grant, assign, transfer, set over and deliver unto Plymouth Industrial REIT, Inc., a Maryland corporation (“Buyer”), all of Seller’s right, title and interest in and to all of the Personal Property and the Intangible Property. Seller warrants and represents that it has good title to the property conveyed hereby, and it has not been pledged, transferred or assigned to any other person, and Seller is duly authorized to sell and convey the property to Buyer.

Seller shall, at any time and from time to time, upon the request of Buyer, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Buyer any and all of the interests and assets hereby transferred to Buyer.

SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PERSONAL PROPERTY AND THE INTANGIBLE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, CONDITION OR FITNESS THEREOF FOR ANY PARTICULAR USE OR PURPOSE. BUYER AGREES THAT THE PERSONAL PROPERTY AND INTANGIBLE PROPERTY ARE CONVEYED BY SELLER AND ACCEPTED BY BUYER IN AN "AS IS, WHERE IS" CONDITION, AND SELLER SPECIFICALLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

As used herein, all initially capitalized terms not defined herein shall have the meanings assigned to such terms in that certain Purchase and Sale Agreement and Escrow Instructions dated as of _______ __, 2014 between Buyer and Seller (the “Purchase Agreement”).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of Closing Date.

Mills Road, LLC,

a Georgia limited liability company

By: _____________________________________

Name:
Title:

Date: _____________________

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EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), Mills Road, LLC, a Georgia limited liability company (“Assignor”), does hereby assign, sell, transfer, set over and deliver to Plymouth Industrial REIT, Inc., a Maryland corporation (“Assignee”), all of the landlord’s right, title and interest in and to the leases and/or licenses more particularly described on Exhibit A attached hereto and incorporated herein, all of which are in full force and effect (the “Leases”), together with all guaranties of the Leases and all unapplied security deposits, prepaid rentals, unapplied cleaning fees and other unapplied deposits paid or deposited by any tenant thereunder to Assignor, as landlord, or any other person on Assignor’s behalf pursuant to the Leases (together with any interest which has accrued for the account of the respective tenant). The Leases affect the real property described on Exhibit B attached hereto and made a part hereof (the “Real Property”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Leases arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained, and Assignee shall not assume or be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time prior to the Closing Date or rights accruing to landlord prior to the Closing Date.

Assignee hereby acknowledges that Assignee has assumed, and Assignor shall not be responsible for, any of the obligations, covenants, terms and conditions of the Leases, with respect to obligations to be performed or observed by the landlord thereunder arising at any time after to the Closing Date or rights accruing to landlord after the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense (including, without limitation, reasonable attorneys’ fees and costs and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder; provided, however, that to the extent Assignor has delivered tenant security deposits to Assignee and complied with applicable law, Assignor shall have no further liability for the return of such delivered tenant security deposits. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action

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against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

Assignor and Assignee shall, at any time and from time to time, upon the reasonable request of the other, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of June __, 2014 between Assignor and Assignee.

This Assignment and Assumption of Leases may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Leases.

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IN WITNESS WHEREOF, this Assignment and Assumption of Leases has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR:

Mills Road, LLC,

a Georgia limited liability company

By: ____________________________________

Name:
Title:

Date: _____________________

ASSIGNEE:

Plymouth Industrial REIT, Inc.,

a Maryland corporation

By:     _______________________

_______________________

_______________________

F-3

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

Leases

F-4

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

Legal Description

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EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, effective as of the Closing Date (as hereinafter defined), Mills Road, LLC (“Assignor”), does hereby assign, sell, transfer, set over and deliver to Plymouth Industrial REIT, Inc., a Maryland corporation (“Assignee”), all of Assignor’s right, title and interest in and to the contracts described on Exhibit A attached hereto and made a part hereof (the “Approved Contracts”).

Assignee hereby accepts the foregoing assignment and assumes and agrees to perform and observe all of the obligations, covenants, terms and conditions to be performed or observed by Assignor under the Approved Contracts arising from and after the Closing Date.

Assignor hereby acknowledges that Assignor has retained and Assignee shall not assume or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignor thereunder arising at any time prior to the Closing Date.

Assignee hereby acknowledges that Assignee has assumed and Assignor shall not retain or be responsible for any of the obligations, covenants, terms and conditions of the Approved Contracts to be performed or observed by Assignee thereunder arising at any time after the Closing Date.

Assignor hereby agrees to protect, defend, indemnify Assignee and its successors, assigns, affiliates, directors, officers, employees and partners of any of them, and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, cost or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by Assignee incident to, resulting from, or in any way arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions retained by Assignor hereunder. Assignee hereby agrees to protect, defend, indemnify Assignor and its successors, assigns, affiliates, directors, officers, employees and partners of any of them and hold each of them harmless from any and all claims, liabilities, damages, and penalties and any and all loss, costs, or expense (including, without limitation, reasonable attorneys’ fees and court costs) incurred by the Assignor incident to, resulting from, or in any way arising out of any failure by Assignee to perform and observe the obligations, covenants, terms and conditions assumed by Assignee hereunder. Each of the parties hereto further agrees, upon notice from the other, to contest any demand, claim, suit, or action against which each party has hereinabove agreed to indemnify and hold the other and all such other parties harmless, and to defend any action that may be brought in connection with any such demand, claim, suit, or action, or with respect to which each party has hereinabove agreed to hold the other and all such other parties harmless, and to bear all costs and expenses of such contest and defense. The indemnities set forth herein shall be deemed to be material and shall survive the Closing Date.

G-1

Assignor shall, at any time and from time to time, upon the reasonable request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be reasonably necessary to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee.

As used herein, “Closing Date” shall have the meaning assigned to that term in that certain Purchase and Sale Agreement and Escrow Instructions dated as of June __, 2014 between Assignor, Assignee and the other parties named therein.

This Assignment and Assumption of Contracts may be executed in counterparts with the same effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Assignment and Assumption of Contracts.

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IN WITNESS WHEREOF, this Assignment and Assumption of Contracts has been executed by Assignor and Assignee and is effective as of the Closing Date.

ASSIGNOR

Mills Road, LLC,

a Georgia limited liability company

By:_______________________________________

Name:
Title:

Date: _____________________

ASSIGNEE

Plymouth Industrial REIT, Inc., a Maryland corporation

By:     _______________________

_______________________

_______________________

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EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

Approved Contracts

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EXHIBIT H

SELLER’S FIRPTA CERTIFICATE

To inform [___________________________] (the “Transferee”) that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”) will not be required by [Synergy Group, LLC], a _______ (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:

1.      The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.      The Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);

3.      The Transferor’s U.S. employer or tax (social security) identification number is __________________; and

4.      The Transferor’s address is [________________________].

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Mills Road, LLC

By:________________________________________

Name:
Title:

Date: _____________________

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EXHIBIT I

AUDIT LETTER

Marcum LLP

117 Kendrick Street, Suite 800

Needham, MA 02494

[Current Date]

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Statement of Revenue over Certain Operating Expenses (“Statement”) of 321 Mills Road (the “Property”) for the year ended December 31, 2013 for the purpose of expressing an opinion as to whether the Statement presents fairly, in all material respects, the revenue and certain operating expenses in conformity with the accrual method of accounting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.	We have made available to you all financial records and related data.
2.	There are no:
a.	Violations or possible violations of laws or regulations, whose effects should be considered for disclosure in the Statement or as a basis for recording a loss contingency.
b.	Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with FASB Accounting Standards Codification (ASC) 450, Contingencies.
c.	Other liabilities or gain or loss contingencies that are required to be accrued or disclosed by FASB ASC 450, Contingencies.
d.	Material transactions that have not been properly recorded in the accounting records underlying the Statement.
e.	Events that have occurred subsequent to the Statement date and through the date of this letter that would require adjustment to or disclosure in the Statement.
I-1

3.	We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.
4.	We have no knowledge of any fraud or suspected fraud affecting the entity involving:
a.	Management,
b.	Employees who have significant roles in internal control over financial reporting, or
c.	Others where the fraud could have a material effect on the Statement.
5.	We have no knowledge of any allegations of fraud or suspected fraud affecting the entity received in communications from employees, former employees, or others.
6.	We have no knowledge of any officer or director of the Property, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit.
7.	The Property has complied with all aspects of contractual agreements that would have a material effect on the Statement in the event of noncompliance.
8.	All income from operating leases is included as revenue in the Statement. No other forms of revenue are included in the Statement.

Further, we confirm that we are responsible for the fair presentation in the Statement of the results of revenue over certain operating expenses for the year ended December 31, 201__ in conformity with the accrual method of accounting.

Very truly yours,

<>

By:       ______________________________

Name:  ______________________________

Title:    ______________________________

Date:   _____________________

and

By:    _______________________

Name:  ____________________________

Title:  _____________________________

(Primary accounting decision maker)

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EXHIBIT J

SELLER’S CLOSING CERTIFICATE

This Certificate (“Certificate”) is furnished pursuant to __________ of that certain Purchase and Sale Agreement dated as of June ___, 2014 (the “Agreement”) by and between Mills Group, LLC a Georgia limited liability company (“Seller”), and Plymouth Industrial REIT, Inc., a Maryland corporation (“Buyer”).

Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed thereto in the Agreement.

The undersigned hereby certifies that they are familiar with the Agreement, have made such investigations as they have deemed necessary to enable them to deliver this Certificate and, based thereon, further certifies on behalf of Seller that:

All of the representations and warranties made by Seller in the Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

The foregoing certifications are made and delivered this ___ day of _________, 2014.

SELLER:

Mills Road, LLC

By:       ______________________________

Name:  ______________________________

Title:    ______________________________

Date:   _____________________

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EXHIBIT K

EXISTING CONTRACTS

None.

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EXHIBIT L

Shaw/chicago Bridge and iron Co. lease Information

a.	Amount of the space leased to tenant: 475,000 square feet.
b.	List of all leases documents including all dates:
•	Warehouse Lease Agreement dated August 2, 2012;
•	First Amendment to Warehouse Lease Agreement dated January 28, 2013;
•	Second Amendment to Warehouse Lease Agreement dated June 20, 2013.

c.	Term of Lease with commencement and expiration dates: July 1, 2014 through June 30, 2019, subject to renewal options.
d.	Annual rental: $1,377,500

e.      Annual reimbursements for taxes, CAM, merchants’ association, and other expenses, if       applicable: None. Landlord is reimbursed for utility use and cost of facility upgrades.

f.	Unapplied free rent or other concessions: None.
g.	All Tenant Inducement Costs: None.
h.	Dates through which rental has been paid: July 31, 2014
i.	Rental collected in advance: $114,791.67 (last month’s rent held on deposit)
j.	Security deposit and interest accrued thereon, if applicable: None.

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EXHIBIT M

DISCLOSURES

None.

M-1

EXHIBIT N

roof repair contract

[See Attached]

N-1

ALAN FRANK
Commercial Roofing

www.AlanFrankRoofing.com

Contract

321 Mills Road-Waynesboro, GA.

June 4, 2014

VIA EMAIL: wbcreekmore@yahoo.com ; bjh@juniperfunds.com

Mills Road, LLC
20 Larned Road
Summit, NJ 07901
Attn: Brad Hoecker

Scope of Work – Building One TPO Recover

- Remove and discard all flashing on existing partial TPO roof now in place to make the section flat.
- Mechanically fasten ½" a separator board directly over the prepared roof.
- We will then install 4' and 8' wide 45mil TPO membrane using fasteners and plates spaced 6" on center along seams as required to achieve the proper wind uplift characteristics per manufacturer's specifications.
- New perimeter metal and termination bars will be installed into gutter and on wall to create a water-tight, secure system.
- Flashing membrane will be fully adhered up approximately 18" to the common parapet wall joining building two.
- Up to 30 Sheets of ½" plywood decking replacement included in contract.

Scope of Work – Building Two TPO Recover

- The decking here is a full ¾" lumber so the sheet sizes can be 6' and 10' and the fasteners required will be spaced approximately 12" on center along the seams.
- We will mechanically fasten ½" a separator board directly over the prepared roof.
- Remove all abandoned roof equipment curbs and install ¾" pressure treated plywood decking, secure and level with surrounding roof area.
- Directly over the separator material, a 45 mil TPO [Thermoplastic Polyolefin] membrane will be mechanically attached to the ¾" wood deck using fasteners and plates designed for this purpose.
- New edge termination metal will be installed along the front and back into the gutters.
- The common parapet wall to buildings one and three will be flashed.

Warehouse and Sheet Metal Shop - 293 Holt Avenue Mailing Address: 1726 Waverland Drive-Macon, GA 31211
Email: [illegible] Alan Frank – Mobile:-478-972-4319 Fax: 866-261-7955

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<u>Gutter Replacement – Building Two and Six</u>

- Remove and discard approximately 350 LF of deteriorated and damaged gutter along the eave of building #2.
- Remove and discard approximately 350 LF of deteriorated and damaged gutter along the eave of building #6.
- Fabricate and install approximately 350' galvalume commercial gutters for building #6 and connect existing downspouts to the new gutters and 350' of new gutters along the eave of building #2.

<u>Warranty & Insurance</u>

- **Insurance Coverage:** 2-Million Dollar General Liability Insurance and $1 million Worker's Compensation Insurance. Certificates sent to you upon acceptance. .
- **Warranty:** We provide a 10-Year Alan Frank Workmanship warranty and a 10 year manufacturers' material warranty to both replaced roof systems.

<u>Terms and Costs</u>

We will complete the work described above providing all materials, necessary tools, lift equipment, certificates of insurance, warranties and labor for the sum of:

Building One - 22,000 SF	$ 48,000
Building Two - 70,000 SF	$141,900
Building Two Gutters – 350 LF	$ 9,200
Building Six Gutters – 350 LF	$ 5,900
Total of all Roofing Proposed	$189,900
Total of all new Guttering Proposed	$ 15,100
Total	**$205,000**

ACCEPTED:

By: [signature] Title CFO Date 6.4.14
Mills Road, LLC

By: [signature] Ttile V.P. Date 6-13-14
Alan Frank Roofing Co., Inc.

Warehouse and Sheet Metal Shop - 293 Holt Avenue Mailing Address: 1726 Waverland Drive-Macon, GA 31211
Email: [illegible] Alan Frank – Mobile:-478-972-4319 Fax: 866-261-7955

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